                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT /X/

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                  Biogen, Inc.
                (Name of Registrant as Specified In Its Charter)

                                  Biogen, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

Notice of 1995 Annual Meeting
and Proxy Statement

                               [COVER ARTWORK]

- --------------------------------------------------------------------------------

                                                                  April 30, 1995

Dear Stockholder:

     You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Biogen, Inc. to be held at 10:00 a.m. on Friday, June 23, 1995, at the Company's offices located at 12 Cambridge Center, Cambridge, Massachusetts.

     At the Annual Meeting, three persons will be elected to the Board of Directors. The Board of Directors recommends the re-election of the nominees named in the Proxy Statement. In addition, the Company will ask the stockholders to ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1995, and to approve certain amendments to the Company's stock option plans, including an increase in the total number of shares available for issuance under the plans.

     Whether you plan to attend the Annual Meeting or not, it is important that you promptly fill out, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                            Sincerely,

                                            James L. Vincent
                                            Chairman and Chief Executive Officer

     YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO RETURN YOUR PROXY PROMPTLY.

                                  BIOGEN, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 23, 1995

TO THE STOCKHOLDERS OF BIOGEN, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Biogen, Inc., a Massachusetts corporation, will be held at 10:00 a.m. on Friday, June 23, 1995, at Biogen's offices located at 12 Cambridge Center, Cambridge, Massachusetts 02142, for the following purposes:

          1. To elect three members to the Board of Directors to serve for a three-year term ending at the Annual Meeting of Stockholders in 1998 and until their successors are duly elected and qualified or their earlier resignation or removal.

          2. To ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1995.

          3. To approve an increase of 2,000,000 in the aggregate number of shares available for the grant of options under the 1985 Non-Qualified Stock Option Plan and the 1982 Incentive Stock Option Plan (the "Plans") and amendments to the Plans to limit to 600,000 the number of shares with respect to which options may be granted under each Plan to any person in any year.

          4. To transact such other business as may be properly brought before the Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 25, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     All stockholders are cordially invited to attend the Meeting. However, to ensure your representation you are requested to complete, sign, date and return the enclosed proxy as soon as possible in accordance with the instructions on the proxy card. A return addressed envelope is enclosed for your convenience.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          JAMES L. VINCENT
                                          Chairman of the Board

Cambridge, Massachusetts
April 30, 1995

                                  BIOGEN, INC.
                              14 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 679-2000

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 23, 1995

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Biogen, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders which will be held at the Company's offices located at 12 Cambridge Center, Cambridge, Massachusetts on Friday, June 23, 1995 at 10:00 a.m., and any adjournments thereof (the "Meeting") for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked prior to the Meeting, will be voted at the Meeting. A stockholder may revoke a proxy at any time before the proxy is voted by delivering to the Secretary of the Company a signed statement of revocation or a duly executed proxy bearing a later date. Any stockholder at the Meeting who has executed a proxy but is present may vote in person by revoking the proxy. This Proxy Statement and the accompanying proxy are being mailed on or about May 5, 1995 to all stockholders entitled to notice of and to vote at the Meeting.

     The close of business on April 25, 1995 is the record date for determining the stockholders entitled to notice of and to vote at the Meeting. On that date, the Company had 33,186,930 shares of Common Stock outstanding and entitled to vote.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of nine members, divided into three equal classes serving staggered three-year terms. The term of one class of Directors expires at the Meeting. Three directors are to be elected to the class whose term expires at the Meeting, to hold office until the Annual Meeting of Stockholders in 1998 and until their successors are duly elected and qualified.

VOTE

     A plurality of the votes cast at the Meeting is required to elect each nominee as a Director. If any nominee is unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend. THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF MESSRS. BELZER AND STEVENS AND DR. MURRAY AS DIRECTORS.

INFORMATION ABOUT THE DIRECTORS

- ----------------         Director since 1991; Member of the class of Directors with term ending in 1997; Visiting Physician, Adjunct Professor at the
    Photo                Rockefeller University in New York since 1966 and Trustee of the
                         Rockefeller University since 1970; Trustee of Howard Hughes Medical
- ----------------         Institute since 1987; from 1979 to 1988 Senior Vice President for
Alexander G. Bearn, M.D. Medical and Scientific Affairs of the International Division of
(age 72)                 Merck & Co.; Director of Future Medical Products, Inc.; member of the Scientific Board of the Company and nominated as a Director pursuant to designation by the Scientific Board.

- ----------------         Director since 1990; President, Chief Operating Officer and
                         Director, Allied-Signal, Inc. from 1988 to 1993; from 1983 to 1988,
    Photo                Executive Vice President and President, Engineered Materials Sector,
                         Allied-Signal, Inc.
- ----------------
Alan Belzer
(age 62)
NOMINEE FOR RE-ELECTION

- ----------------         Director since 1986; Member of class of Directors with term ending in 1997; Managing Director, The Henley Group, Inc. from 1986 to
    Photo                1990; from 1983 to 1985, Executive Vice President, Finance and
                         Planning, Allied Corporation (now Allied-Signal, Inc.)
- ----------------
Harold W. Buirkle
(age 74)

- ----------------         Director since 1987; Member of class of Directors with term ending in 1996; Vice President, Schiller International University,
    Photo                Heidelberg, Germany since 1983; Director of Artal, S.A., Luxembourg;
                         Director of Lorraine Investments Luxembourg S.A.; Co-Managing
- ----------------         Director, R&R Inventions Ltd., Birmingham, U.K; Advisory Director of
Roger H. Morley          Bank of America, Illinois.
(age 63)

- ----------------         Director since 1980; Biogen Professor of Molecular Biology,
                         University of Edinburgh, Scotland since 1984; during 1985 and 1986,
    Photo                Interim Research Director of Biogen S.A; Fellow of the Royal
                         Society; Vice Chairman of the Scientific Board of the Company and
- ----------------         nominated as a Director pursuant to designation by the Scientific
Sir Kenneth Murray, Ph.D. Board.
(age 64)
NOMINEE FOR RE-ELECTION

- ----------------         Director since 1982; Member of class of Directors with term ending in 1996; Salvador E. Luria Professor and Head of the Department of
    Photo                Biology, Center for Cancer Research, Massachusetts Institute of
                         Technology since 1991; Director of the Center for Cancer Research at
- ----------------         MIT from 1985 to 1991; Chairman of the Scientific Board of the
Phillip A. Sharp, Ph.D   Company and nominated as a Director pursuant to designation by the
(age 50)                 Scientific Board; Nobel Laureate.

- ----------------         Director since 1986; Chairman, Prudential Asset Management Group from 1993 to January 1995; Executive Vice President, The Prudential
    Photo                Insurance Company of America and Prudential Investment Corporation
                         from 1987 to January 1995; Managing Director, Dillon, Read & Company
- ----------------         Inc. from 1985 until 1987; from 1984 until 1985, Group Executive of
James W. Stevens         Citicorp and Citibank N.A. and Chairman of Citicorp Venture Capital,
(age 58)                 Ltd; Director of Prudential Equity Investors, Inc.
NOMINEE FOR RE-ELECTION

- ----------------         Director since 1994; Member of class of Directors with term ending in 1996; President and Chief Operating Officer of Biogen, Inc. since
    Photo                February 1994; from 1992 to 1993, President and Chief Operating
                         Officer of Baxter International; from 1988 to 1992, Executive Vice
- ----------------         President of Baxter International; Director of Creative
James R. Tobin           BioMolecules, Inc. and Medisense, Inc.
(age 50)

- ----------------         Director since 1985; Member of class of Directors with term ending in 1997; Chief Executive Officer and Chairman of the Board of
    Photo                Directors of Biogen, Inc. since 1985 and President from 1985 to
                         February 1994; from 1982 to 1985, Group Vice President, Allied
- ----------------         Corporation (now Allied-Signal, Inc.) and President, Allied Health
James L. Vincent         and Scientific Products Company.
(age 55)

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

     The Board has a Compensation and Management Resources Committee, a Finance and Audit Committee, a Stock and Option Plan Administration Committee and a Project Share Committee. The Company has no standing nominating committee. The Compensation and Management Resources Committee, whose members are James W. Stevens (Chairman), Roger H. Morley, Phillip A. Sharp and James L. Vincent, makes recommendations to the Board concerning remuneration and benefits for senior executives, and reviews executive development and succession. The Finance and Audit Committee, whose members are Harold W. Buirkle (Chairman), Alan Belzer, Roger H. Morley and James R. Tobin, reviews the Company's quarterly and annual financial statements and Annual Report on Form 10-K, considers matters relating to accounting policy and internal controls, reviews the scope of annual audits, recommends independent public accountants to the Board and makes recommendations concerning financial, investment and taxation policies. The Project Share Committee, whose members are Phillip A. Sharp (Chairman), Kenneth Murray and James L. Vincent, recommends to the Board stock and stock option awards for scientific consultants. The Stock and Option Plan Administration Committee, whose members are Roger H. Morley and James W. Stevens, administers certain stock and stock option plans.

     The Board of Directors and each of the Committees, except for the Project Share Committee, met four times in 1994. The Project Share Committee did not meet in 1994. No Director attended fewer than 75% of the total number of meetings of the Board and of Committees of the Board on which he served during 1994.

     Non-employee members of the Company's Board of Directors receive a $20,000 per year retainer, $1,500 for each Board meeting attended and $500 for attending each meeting of Committees of the Board on which they serve, except for Committee chairmen, who receive $1,000 per Committee meeting attended. Those Directors who are members of the Company's Scientific Board and who are not Company employees also receive an annual consulting fee of $15,000, $1,500 per day for Scientific Board meetings, and $500 per day for each full working day spent in the Company's laboratories, except for the Chairman of the Scientific Board whose annual consulting fee is $60,000. Directors who are not members of the Company's Scientific Board are eligible to participate in the Company's 1985 Non-Qualified Stock Option Plan (the "1985 Plan"). Directors who are members of the Scientific Board are eligible to participate in the Company's 1987 Scientific Board Stock Option Plan. Directors may defer all or part of their cash compensation pursuant to the Company's Voluntary Board of Directors Savings Plan.

                        RATIFICATION OF THE SELECTION OF
                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse LLP, independent accountants, to examine the financial statements of the Company for the year ending December 31, 1995. Price Waterhouse examined the Company's financial statements for the year ended December 31, 1994. If the stockholders do not ratify the selection of Price Waterhouse as the Company's independent accountants, the Board of Directors will reconsider its selection. The Company expects that representatives of Price Waterhouse will attend the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.

                                SHARE OWNERSHIP

     The following table sets forth information as of April 3, 1995 concerning the ownership of Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each current member of the Board of Directors, each of the executive officers named in the Summary Compensation Table included in this Proxy Statement and all current Directors and executive officers as a group. Except as otherwise noted, the persons or entities identified have sole voting and investment power with respect to their shares.

                                                                        SHARES BENEFICIALLY
                                                                               OWNED
                                                                      ------------------------
                         NAME AND ADDRESS**                           NUMBER(1)     PERCENT(1)
- --------------------------------------------------------------------  ---------     ----------
Alexander G. Bearn..................................................     30,100(2)     *
Alan Belzer.........................................................     28,000(3)     *
Harold W. Buirkle...................................................     86,000(4)     *
Roger H. Morley.....................................................     31,000(3)     *
Kenneth Murray......................................................    257,000(5)     *
Phillip A. Sharp....................................................    263,000(6)     *
James W. Stevens....................................................     64,000(7)     *
James R. Tobin......................................................     67,413(8)     *
James L. Vincent....................................................    722,280(9)      2.13%
Joseph M. Davie.....................................................     71,428(3)     *
Kenneth M. Bate.....................................................    162,764(10)    *
Irvin D. Smith......................................................    107,843(11)    *
All executive officers and Directors as a group (19 persons)........  2,340,857(12)     6.69%
New York Life Insurance Company.....................................  1,800,000(13)     5.14%
  51 Madison Avenue
  New York, NY 10010

                                                                        SHARES BENEFICIALLY
                                                                               OWNED
                                                                      ------------------------
                         NAME AND ADDRESS**                           NUMBER(1)     PERCENT(1)
- --------------------------------------------------------------------  ---------     ----------
Jundt Associates, Inc...............................................  2,610,500(14)     7.87%
  1550 Utica Avenue South
  Suite 950
  Minneapolis, MN 55416
BB Biotech AG.......................................................  2,840,000(15)     8.56%
  Vordergasse 3
  8200 Schaffhausen
  CH/Switzerland
FMR Corp............................................................  4,306,500(16)    12.99%
  82 Devonshire Street
  Boston, MA 02109

- ---------------

   * Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

  ** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

 (1) All references to options in these notes mean those options which are held by the respective person on April 3, 1995 and which are exercisable on April 3, 1995 or become exercisable on or before sixty days after April 3, 1995. The calculation of percentages is based upon the number of shares issued and outstanding at April 3, 1995, plus shares subject to options held by the respective person at April 3, 1995, which are exercisable on April 3, 1995 or become exercisable on or before sixty days after April 3, 1995.

 (2) Includes 30,000 shares which may be acquired pursuant to options.

 (3) Represents shares which may be acquired pursuant to options.

 (4) Includes 44,000 shares which may be acquired pursuant to options.

 (5) Includes 35,000 shares which may be acquired pursuant to options.

 (6) Includes 35,000 shares which may be acquired pursuant to options.

 (7) Includes 54,000 shares which may be acquired pursuant to options.

 (8) Includes 57,142 shares which may be acquired pursuant to options and 67 shares acquired as matching contributions under the Company's 401(k) plan.

 (9) Includes 719,000 shares which may be acquired pursuant to options. Certain of the shares acquired upon exercise of such options are subject to repurchase by the Company under certain circumstances. Includes 1,030 shares acquired as matching contributions under the Company's 401(k) plan. See "Executive Compensation-Summary Compensation Table." Includes 1,500 shares held by Mr. Vincent's wife and 750 shares held by one of his children.

(10) Includes 162,500 shares which may be acquired pursuant to options, and 264 shares acquired as matching contributions under the Company's 401(k) plan.

(11) Includes 107,500 shares which may be acquired pursuant to options, and 87 shares acquired as matching contributions under the Company's 401(k) plan.

(12) Includes 1,816,302 shares which may be acquired pursuant to options. Does not include shares which may be purchased in 1995 by executive officers who are currently participants in the 1983 Employee Stock Purchase Plan. Includes 3,085 shares acquired as matching contributions under the Company's 401(k) plan.

(13) Represents shares that may be acquired upon exercise of currently exercisable warrants.

(14) Jundt Associates, Inc. ("Jundt") manages accounts for the benefit of its clients. Jundt exercises sole dispositive power over 2,545,600 shares and shares dispositive power with respect to 64,900 shares. Jundt has sole voting power over 1,793,700 of these shares. The above information was reported on a Schedule 13G as of February 8, 1995.

(15) BB Biotech is an investment fund which makes investments through its wholly-owned subsidiaries, Biotech Invest SA, Biotech Focus SA and Biotech Target SA. BB Biotech may be deemed the indirect beneficial owner of the 1,080,000 shares beneficially owned by Biotech Invest, the 800,000 shares beneficially owned by Biotech Focus and the 960,000 shares beneficially owned by Biotech Target. The above information was reported on an Amendment No. 1 to Schedule 13D as of July 6, 1994.

(16) FMR Corp. ("FMR") is a holding company. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR, is the beneficial owner of 4,040,800 shares as a result of acting as an investment adviser to several investment companies. Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR, is the beneficial owner of 240,700 shares as a result of its serving as an investment manager of institutional accounts. Also included are 25,000 shares held by Fidelity International Limited, of which FMR disclaims beneficial ownership. FMR and Edward C. Johnson 3d, through their control of Fidelity and FMTC, have sole power to dispose of the shares beneficially owned by Fidelity and FMTC and sole power to vote 44,900 of the shares beneficially owned by FMTC. The above information was reported on Schedule 13G as of December 31, 1994.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") during the three fiscal years ended December 31, 1994.

SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                              ANNUAL COMPENSATION            ------------
                                     --------------------------------------     SHARES
   NAME AND PRINCIPAL                                        OTHER ANNUAL     UNDERLYING      ALL OTHER
        POSITION            YEAR      SALARY       BONUS    COMPENSATION(1)   OPTIONS(#)   COMPENSATION(2)
- -------------------------   ----     --------     --------  ---------------  ------------  ---------------
James L. Vincent.........   1994     $700,000     $350,000     $       0              0        $25,431
  Chairman and Chief        1993      635,000      310,000             0              0         21,139
  Executive Officer         1992      570,000      285,000             0        200,000         19,746
James R. Tobin...........   1994      338,470(3)   235,000       150,098        440,000          3,217
  President and Chief       1993          N/A          N/A           N/A            N/A            N/A
  Operating Officer         1992          N/A          N/A           N/A            N/A            N/A
Joseph M. Davie..........   1994      260,000       73,000        47,805              0          1,783
  Vice President--          1993      190,000(3)    75,000        99,987        250,000            892
  Research                  1992          N/A          N/A           N/A            N/A            N/A
Kenneth M. Bate..........   1994      242,000       63,000        20,000         25,000          3,335
  Vice President--          1993      220,000       72,000        25,640         25,000          3,207
  Marketing and Sales       1992      196,000       59,000        28,835         25,000          3,207
Irvin D. Smith...........   1994      225,000       61,000        81,323              0          2,310
  Vice President--          1993      144,324(3)    70,000        98,241         25,000            909
  Development Operations    1992          N/A          N/A           N/A            N/A            N/A

- ---------------

(1) Other Annual Compensation in 1994 for Mr. Tobin, Dr. Davie and Mr. Bate includes the portion of payments made under a contingent bonus and mortgage loan forgiveness program in connection with their hiring which became vested during the last fiscal year in the amount of $76,586, $25,000 and $20,000, respectively. Other Annual Compensation for Mr. Tobin and Dr. Davie includes $40,886 and $21,322, respectively, in relocation expense payments and $32,626 and $1,483, respectively, in payments to cover taxes on relocation expense reimbursement. Other Annual Compensation for 1994 for Dr. Smith consists of tax equalization payments made to him in connection with his past service as Managing Director of Bioferon, a former German joint venture of the Company.

(2) All Other Compensation for Mr. Vincent, Mr. Tobin, Mr. Bate and Dr. Smith includes the dollar value of matching contributions made in shares of the Company's Common Stock during the last fiscal year under the Company's 401(k) plan in the amount of $1,442, $2,250, $2,250 and $2,250, respectively, and matching amounts of less than $100 per officer made by the Company under its non-qualified Voluntary Executive Supplemental Savings Plan for compensation in excess of the amount that may be taken into account under the 401(k) plan. All Other Compensation also includes for each of the named individuals, except Dr. Smith, the dollar value of premiums paid by the Company during the last fiscal year with respect to term life insurance for their benefit under an executive life insurance program in the amount of $23,929 for Mr. Vincent, $907 for Mr. Tobin, $1,783 for Dr. Davie and $1,025 for Mr. Bate.

(3) Includes compensation only for the period of the year during which the individual was employed by the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding options granted to the Named Executive Officers in 1994.

                                                                                          POTENTIAL REALIZABLE
                                  INDIVIDUAL GRANTS                                         VALUE AT ASSUMED
- -------------------------------------------------------------------------------------    ANNUAL RATES OF STOCK
                                NUMBER OF     % OF TOTAL
                                 SHARES        OPTIONS                                   PRICE APPRECIATION FOR
                                UNDERLYING     GRANTED                                       OPTION TERM(2)
                                 OPTIONS     TO EMPLOYEES     EXERCISE     EXPIRATION   ------------------------
             NAME               GRANTED(1)  IN FISCAL YEAR   PRICE($/SH)      DATE        5%($)         10%($)
- ------------------------------  ---------   --------------   -----------   ----------   ----------    ----------
James L. Vincent..............         0             0          N/A           N/A          N/A           N/A
James R. Tobin................   400,000         33.03           47.75       1/17/04    12,011,887    30,440,481
                                  40,000          3.30          33.625       12/9/04       845,863     2,143,584
Joseph M. Davie...............         0             0          N/A           N/A          N/A           N/A
Kenneth M. Bate...............    25,000          2.06          33.625       12/9/04       528,664     1,339,740
Irvin D. Smith................         0             0          N/A           N/A          N/A           N/A

- ---------------

(1) All options listed were granted pursuant to the 1985 Plan at the market price on the date of grant. The options have a ten-year term and vest annually in six installments commencing one year from the date of grant with the exception of the initial grant to Mr. Tobin which vests over seven years.

(2) The potential realizable values for all stockholders at the assumed annual rates of stock price appreciation of 5% and 10% would be $856,853,978 and $2,171,436,213, respectively. These values assume increases in the value of the shares of Common Stock outstanding at December 30, 1994 at the stated percentages over a ten-year period from an initial value of $41.125, the average of the high and low sales prices of the Company's Common Stock on December 30, 1994.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table sets forth information regarding options held by the Named Executive Officers of the Company in 1994.

                                                            NUMBER OF SHARES             VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                                           OPTIONS AT YEAR-END              AT YEAR-END(1)
                       SHARES ACQUIRED      VALUE      ---------------------------   ----------------------------
        NAME           ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
- ---------------------  ---------------   -----------   -----------   -------------   -----------    -------------
James L. Vincent.....         0               0          719,000              0      $13,878,660(2)  $         0
James R. Tobin.......         0               0                0        440,000                0         300,000
Joseph M. Davie......         0               0           32,714        214,286          504,460       3,026,790
Kenneth M. Bate......         0               0          162,500         72,500        2,713,125         210,938
Irvin D. Smith.......         0               0          107,500         12,500        1,595,625         146,875

- ---------------

(1) The value of unexercised in-the-money options at year-end assumes a fair market value for the Company's Common Stock of $41.125, the average of the high and low sales prices of the Company's Common Stock on December 30, 1994.

(2) Options granted to Mr. Vincent vest immediately, but the shares issuable upon exercise of options are subject to repurchase by the Company under certain conditions and for a specified period.

PENSION PLAN

     Biogen has a defined benefit pension plan in which all permanent U.S. employees participate as of the first day of the quarter following date of hire. The current pension formula provides for each year of service after 1988 a benefit accrual of 1.6% of compensation during the year up to the participant's Social Security-covered compensation level and 2.2% of compensation during the year in excess of this level. For 1988 and earlier years, the benefit formula provided at different times varying amounts of benefit accrual. The total accrued pension amount is payable as a monthly pension for life starting at age
65. Each person who was a participant on or before October 31, 1986, (the date at which the plan changed from a defined contribution to a defined benefit plan) will receive a pension of not less than the value of his or her account balance as of such date, plus interest at the rate of 8%. A participant's interest in the plan is subject to a graded vesting schedule based on years of service with Biogen and is fully vested after completing seven years of service.

     Biogen also maintains the Biogen Supplemental Executive Retirement Plan ("SERP"). For certain executive officers, the SERP benefit formula provides for each year of participation 1.5% of compensation during the year up to the Social Security taxable wage base for such year and 2.5% of compensation above the wage base. This benefit formula preserves for SERP participants the level of retirement benefits provided under the pension plan's benefit formula before its amendment effective in 1989 to comply with the Tax Reform Act of 1986. The SERP also provides benefits that, due to certain tax law limits on the amount of compensation and benefits under the pension plan, cannot be paid from the pension plan.

     The following table shows estimated annual benefits payable upon retirement (age 65) for life under the pension plan and the SERP. These estimates are based on the assumptions that an employee will work for Biogen until normal retirement age with no change in current 1994 compensation and that the Social Security taxable wage base in 1995 of $61,200 will not change.

   CURRENT
    SALARY
  PLUS BONUS                             15           20           25            30             35
  ----------                          --------     --------     --------     ----------     ----------
  $  200,000 ......................   $ 67,000     $ 89,000     $111,000     $  133,000     $  155,000
     300,000 ......................    104,000      139,000      173,000        208,000        242,000
     400,000 ......................    142,000      189,000      236,000        283,000        330,000
     500,000 ......................    179,000      239,000      299,000        358,000        417,000
     600,000 ......................    217,000      289,000      361,000        433,000        505,000
     700,000 ......................    254,000      339,000      423,000        508,000        592,000
     800,000 ......................    292,000      389,000      486,000        583,000        680,000
     900,000 ......................    329,000      439,000      548,000        658,000        767,000
   1,000,000 ......................    367,000      489,000      611,000        733,000        855,000
   1,100,000 ......................    404,000      539,000      673,000        808,000        942,000
   1,200,000 ......................    442,000      589,000      736,000        883,000      1,030,000
   1,300,000 ......................    480,000      639,000      798,000        958,000      1,118,000
   1,400,000 ......................    517,000      689,000      861,000      1,033,000      1,205,000

     The (i) current pensionable earnings (salary and bonus), (ii) current years of service, and (iii) projected total service at age 65 are as follows for each of the executive officers named in the compensation and option tables: Mr. Vincent ($592,306, 9.5 years, 19 years (projected)); Mr. Tobin ($455,970, 1.0 years, 16.0 years (projected)); Dr. Davie ($260,000, 2.0 years, 11.5 years (projected)); Mr. Bate $286,090, 4.5 years, 26 years (projected)); and Dr. Smith ($306,323, 3.5 years, 5.5 years (projected)).

EMPLOYMENT ARRANGEMENTS WITH THE COMPANY AND CERTAIN TRANSACTIONS

     Each of Mr. Tobin, Dr. Davie, Mr. Bate and Dr. Smith has an employment agreement with the Company under which he receives executive life insurance and tax preparation services. Dr. Davie's, Mr. Bate's and Dr. Smith's employment agreements each further provides for compensation in the event of termination by the Company, other than for cause, in the amount of base salary and certain medical benefits, for twelve months or until alternative employment is obtained, if earlier. Mr. Tobin's agreement provides for payment of $2.5 million, reduced by any profit from his exercise of vested stock options, in the event his employment terminates under certain circumstances. Mr. Vincent has an agreement under which he receives term life, disability, and personal liability insurance, personal income tax return preparation and tax audit services. Mr. Vincent's agreement also provides for a minimum bonus of 25% of base salary if his performance is satisfactory. In addition, Mr. Vincent will be entitled to receive the discounted present value of an amount equal to compensation for 30 months following non-cause termination (whether by the Company, or in certain cases, by Mr. Vincent) based on his last annual salary and bonus, together with the amount of certain excise taxes imposed on such termination payments.

     In connection with the hiring of certain executives, the Company has granted bonuses contingent upon the executive's continued employment over a period of years. In addition, the Company has also, in the ordinary course of its business, made loans to certain executive officers and other key employees in connection with their hiring to facilitate their relocation to the area.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Management Resources Committee, which determines cash remuneration and benefits for senior executives and reviews executive development and succession, are James W. Stevens (Chairman), Roger H. Morley, Phillip A. Sharp and James L. Vincent, the Chairman of the Board and Chief Executive Officer of the Company.

                    JOINT REPORT ON COMPENSATION PHILOSOPHY
                       BY THE COMPENSATION AND MANAGEMENT
                       RESOURCES COMMITTEE AND STOCK AND
                      OPTION PLAN ADMINISTRATION COMMITTEE

     The success of Biogen's mission, to move from a development-stage company to a fully-integrated pharmaceutical company, will depend heavily on its ability to recruit, motivate and retain senior executives with demonstrated talent and managerial leadership skills typically gained from successful experiences in positions of greater scope and responsibility in pharmaceutical and other industry settings. A competitive compensation program is a crucial part of the Company's effort to fulfill its mission. The Biogen executive compensation program consists of three parts: base salary and benefits, annual bonus and stock options. The Company's target for total compensation is to be competitive with Fortune 500 pharmaceutical companies, which typically results in Biogen pay levels at or above the 75th percentile of the biotechnology industry. In 1994, the total compensation package paid to executive officers, other than the Chief Executive Officer and Chief Operating Officer, was slightly above average compared to the major biotechnology companies with respect to cash compensation, and above average with respect to the value of stock options granted. Individual compensation decisions are made with reference to progress toward goals tailored for Biogen's stage of development, rather than traditional measures of a company's performance, such as short-term earnings per share, which often do not relate to the successful execution of the strategy which Biogen is pursuing.

BASE SALARY AND BENEFITS

     Company philosophy is to maintain executive base salary at a competitive level sufficient to recruit individuals possessing the skills and values necessary to achieve the Company's vision and mission over the long term. Determinations of appropriate base salary levels and other compensation elements are generally made through participation in a variety of industry surveys and studies, as well as by monitoring developments in key industries such as pharmaceuticals. Periodic adjustments in base salary relate to competitive factors and to individual performance evaluated against pre-established objectives. Executive officers are also entitled to participate in benefit plans generally available to employees and receive executive life insurance and other benefits as described elsewhere in this Proxy Statement.

ANNUAL BONUS

     The Compensation and Management Resources Committee of the Board, in its discretion, may award bonuses to executive officers, and the Company pays bonuses based on each executive officer's performance goals. The intent of the annual bonus is to motivate and reward performance of senior executives measured against distinct and clearly articulated goals in light of the competitive compensation practices of the biotechnology industry. The goals vary with responsibilities and are based on individual milestones rather than overall measures of the Company's performance. In 1994, these goals included achievement of certain clinical milestones with respect to late stage product candidates, accomplishment of key steps in preparation for certain key regulatory filings, closing of certain manufacturing-related agreements and arrangements and progress on development of sales and marketing structure and other systems necessary for the Company to achieve its goal of becoming a fully-integrated pharmaceutical company.

STOCK OPTIONS

     Stock options are a fundamental element in the total compensation program because they emphasize long-term Company performance as measured by creation of stockholder value and foster a community of interest between stockholders and employees. Accordingly, the Company believes that the use of stock options is preferable to other forms of stock compensation such as restricted stock. Options are granted to all permanent full-time employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Company considers not only competitive factors, changes in responsibility and the executive officer's achievement of individual pre-established goals, but also the number and terms of options previously granted to the officer. In addition, the Company usually makes a significant grant of options when an executive officer joins the Company (as it did with Mr. Tobin in 1994). The size of option grants to executive officers is determined by the Stock and Option Plan Administration Committee.

     Options are granted, as a matter of Company policy, at 100% of the fair market value on the date of grant. The Company generally awards options to officers on employment and at regular intervals, but other awards may be made. Some of the Company's stock option plans also provide for granting options to members of the Board of Directors and the Scientific Board. Options granted to employees generally vest over periods ranging from six to seven years after grant.

CEO COMPENSATION

     The compensation of Biogen's Chief Executive Officer reflects the Company's philosophy. Mr. Vincent has extensive pharmaceutical industry experience and was hired in 1985 from one of the nation's largest corporations at a time when Biogen's financial condition and prospects were considerably weaker. The terms of his employment, which included his initial stock option grants, were structured to provide significant incentives to contribute to the Company's success. Under those terms, he receives a base salary that increases based on inflation and his performance, and an annual bonus computed as a percentage of base salary based on a minimum bonus of 25% of base salary when his performance is satisfactory, with a significantly higher bonus when his performance is more than satisfactory.

     Mr. Vincent's compensation is not formula-based but rather is determined by the Board based upon the recommendation of the Compensation and Management Resources Committee and the Stock and Option Plan Administration Committee based on the Committees' assessment of Mr. Vincent's performance and review of data showing the compensation of Mr. Vincent's peers in the pharmaceutical industry. Mr. Vincent's performance is evaluated by the Committees by considering various factors, including the breadth of Mr. Vincent's responsibilities and progress made by the Company toward becoming a fully-integrated pharmaceutical company as measured by the Committees' assessment of the performance of the key departments. In 1994, the Company's progress and the quality of Mr. Vincent's performance were reflected in achievements in areas such as product development, facilities expansion, financial management and executive recruitment.

     In determining whether to grant Mr. Vincent options, the Board and the Committees consider not only competitive factors and Mr. Vincent's performance but also the number and terms of options previously granted. In recognition of his performance, and as an additional incentive for the future, Mr. Vincent was granted a significant number of stock options in late 1992, with the understanding that, barring unforeseen circumstances, no further options would be granted to Mr. Vincent for the next three years.

IMPACT OF INTERNAL REVENUE CODE SECTION 162(M)

     Internal Revenue Code Section 162(m) ("Section 162(m)") precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest paid officers. At such time as this provision would impact the Company, the Board and Committees will assess the practical effect on executive compensation and determine what action, if any, is appropriate.

COMMITTEES' ROLES

     The stock option plans for senior executives are administered by the Stock and Option Plan Administration Committee ("Stock Plan Committee") (Messrs. Morley and Stevens) of the Board of Directors. Other compensation decisions for senior executives are made by the Compensation and Management Resources Committee or, in the case of the Chief Executive Officer, by the Board based on recommendations from that Committee.

                                        James W. Stevens, Chairman, Compensation and Management Resources Committee
                                        Roger H. Morley
                                        Phillip A. Sharp
                                        James L. Vincent

                                TRADING REPORTS

     The Company's officers, directors and greater than ten percent stockholders are required to file reports of ownership and change of ownership with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Based solely on information provided to the Company by the individual directors, officers and ten percent stockholder, the Company believes that, during the fiscal year ended December 31, 1994, all such parties complied with all applicable filing requirements except for a late reporting of the acquisition of 250 shares of which James L. Vincent may be deemed to be the beneficial owner.

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock during a period commencing on December 31, 1989 and ending December 31, 1994 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the period; by
(ii) the share price at the beginning of the period) with the cumulative return of the Standard & Poor's 500 Stock Index and the NASDAQ Pharmaceutical Stocks Total Return Index. The NASDAQ Pharmaceutical Stocks Total Return Index, which is calculated and supplied by NASDAQ, represents all companies trading on NASDAQ under the Standard Industrial Classification (SIC) Code for pharmaceutical, including biotechnology, companies. Biogen has not paid dividends on its Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

      Measurement Period                                                         Pharmaceutical
    (Fiscal Year Covered)           BIOGEN          S&P 500         NASDAQ           Index
1989                                       100             100             100
1990                                       173              97             120
1991                                       239             126             319
1992                                       281             136             265
1993                                       238             150             237
1994                                       249             152             178

                 AMENDMENTS TO 1985 NON-QUALIFIED STOCK OPTION
                   PLAN AND 1982 INCENTIVE STOCK OPTION PLAN

GENERAL

     On April 25, 1995, the Board of Directors of the Company adopted amendments to the 1985 Non-Qualified Stock Option Plan (the "1985 Plan") and the 1982 Incentive Stock Option Plan (the "ISO Plan") which increase the aggregate number of shares available for issuance under the 1985 Plan and the ISO Plan (collectively, the "Plans") from 7,227,000 shares to 9,227,000 shares, as described below. These amendments are being submitted for stockholder approval at the Meeting. The Board of Directors also voted to approve an amendment to each of the Plans to provide for a limit on the number of shares with respect to which options may be granted or awarded to any employee in any calendar year. The limit in the proposed amendment is 600,000 shares per employee per year. If approved, the amendment would be made by adding the language set forth below at the end of Paragraph V of the 1985 Plan, and Paragraph IV of the ISO Plan:

     "In no event shall any employee be granted in any calendar year options to purchase or receive more than 600,000 shares of the Company's Common Stock pursuant to this Plan."

In the past, the Plans did not impose a limit on the number of shares for which options may be granted or awarded to any employee. This amendment is necessary to avoid limitations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), on the tax deductibility of compensation expense relating to options granted or awarded pursuant to each of the Plans. Further actions may be required after the promulgation of final regulations under
Section 162(m). These amendments are being submitted for stockholder approval at the Meeting (i) to ensure continued qualification of the Plans under Rule 16b-3,
(ii) to qualify options issued under the ISO Plan as incentive stock options, and (iii) to avoid disallowance of compensation expense under Section 162(m).

MATERIAL FEATURES OF THE PLANS

     The purpose of the Plans is to attract, retain and motivate employees and Directors through the issuance of stock options and to encourage ownership of shares of the Company's Common Stock by all employees and Directors of the Company. The Plans are administered by the Stock Plan Committee. Non-qualified stock options under the 1985 Plan are granted to each employee who is deserving by reason of performance, merit, promotion or having newly joined the Company, and may also be granted to members of the Board of Directors. Directors who are not employees or Scientific Board members, and who were not elected pursuant to an agreement with stockholders, are entitled to be granted options, upon first being elected to the Board, and on every third anniversary of their previous grant, to purchase 15,000 shares of Common Stock. All employees of the Company (approximately 438 persons) and the members of the Board of Directors are eligible to participate in the 1985 Plan. Stock options under the ISO Plan may be granted to key employees as determined by the Stock Plan Committee. All of the Company's employees are eligible to participate in the ISO Plan.

     The aggregate fair market value at the time of grant of shares of Common Stock for which incentive stock options become exercisable for the first time in any calendar year (under the ISO Plan) may not exceed $100,000. Incentive stock options granted under the ISO Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of employees holding 10% or more of the voting stock of the Company). Non-qualified stock options under the 1985 Plan are granted with an exercise price equal to fair market value, except as otherwise determined by the Stock Plan Committee, but in no event less than the par value per share of the Common Stock. Options granted under the ISO Plan expire on dates determined by the Stock Plan Committee but in no event later than 10 years after the date of grant (5 years in the case of employees holding 10 percent or more of the voting stock of the Company). Options granted under the 1985 Plan expire not more than 10 years from the date of grant.

     The Stock Plan Committee determines, subject to the provisions of the Plans, the number of options granted and the terms of the options including vesting, expiration and price. Options generally are exercisable cumulatively, typically vest from six to seven years following a date set by the Stock Plan Committee and have a ten-year term. If the optionee terminates employment (or ceases to be a Director in the case of the 1985 Plan) due to total and permanent disability (as determined by the Stock Plan Committee), the option becomes fully vested and the optionee may exercise the option within one year after the Stock Plan Committee's determination of disability, or, in the case of the 1985 Plan, within a different period determined by the Stock Plan Committee (but in no event later than the expiration of the option). If the optionee dies while he or she is employed by the Company (or is a Director of the Company, in the case of the 1985 Plan), the optionee's option becomes fully vested on the date of death and the optionee's legal representative may exercise such option within one year of the date of death (but in no event later than the expiration of the option). Options granted under the Plans are non-transferable, other than by will or by the laws of descent and distribution. Options may be exercised during the optionee's lifetime solely by the optionee.

     Under each of the Plans, the Company will make appropriate adjustments in the event that the Common Stock of the Company is changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split, combination of shares, stock dividend, or the like. The options granted under the Plans terminate upon the dissolution or liquidation of the Company (other than in connection with a reorganization, merger or consolidation). Under the Plans, the optionee (or the optionee's survivors) has the right, immediately prior to any dissolution or liquidation, to exercise the option to the extent vested as of the date immediately prior to the date of the dissolution or liquidation.

     The Plans terminate on December 31, 2002. The Plans may be amended by the Stock Plan Committee or the Board of Directors except that stockholder approval is required to the extent necessary to preserve incentive stock option treatment under the ISO Plan for Federal tax purposes or to comply with Rule 16b-3 under the Securities Exchange Act of 1934.

     As of April 3, 1995, an aggregate of 7,034,464 shares had been issued upon the exercise of options or are issuable upon the exercise of outstanding options under the ISO Plan and the 1985 Plan. On April 3, 1995, the closing market price per share of the Company's Common Stock was 38 15/16, as reported in the NASDAQ National Market System.

FEDERAL INCOME TAX CONSIDERATIONS

     Incentive Stock Options (ISO Plan). An incentive stock option does not result in taxable income to the option holder or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of granting of the option nor within one year after the date of issuance of shares (the "ISO holding period"). However, the difference between the fair market value of the stock on the date of exercise and the option price will be an item of tax preference included in "alternative minimum taxable income." Upon disposition of the stock after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the stock. If the stock is disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation (and the Company will have a corresponding deduction) in the year of the disposition, equal to the excess of the fair market value of the stock on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the stock on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the stock.

     Non-Qualified Stock Options (1985 Plan). The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his or her basis for determining gain or loss will be the sum of the option price paid for the stock plus the amount of compensation income recognized on exercise of the option.

VOTE

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve the increase in the aggregate number of shares available under the Plans and the amendments to limit the number of options which may be issued under the Plans to any person in any year. The Board of Directors believes that these amendments are advisable to give the Company the flexibility needed to attract and retain skilled and motivated employees and Directors and to provide for the deductibility of this form of compensation. THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE INCREASE IN THE AGGREGATE NUMBER OF SHARES AVAILABLE FOR THE GRANT OF OPTIONS UNDER THE PLANS AND THE AMENDMENTS TO LIMIT THE NUMBER OF OPTIONS WHICH MAY BE ISSUED UNDER THE PLANS TO ANY PERSON IN ANY YEAR.

                                 MISCELLANEOUS

PROPOSALS OF STOCKHOLDERS

     To be included in the Company's 1996 Proxy Statement for consideration at the Annual Meeting of Stockholders to be held in 1996, stockholder proposals must be received by the Company, marked for the attention of the "Vice President-General Counsel," not later than January 2, 1996. A stockholder proposal calling for increased diversity of Board membership was received by the Company for inclusion in this Proxy Statement, but was withdrawn by the stockholder in light of adoption by the Board of Directors of the following statement: "The Board expects a number of vacancies on the Board in the next five years. Consistent with the past practices of Biogen, the Board is committed to a strong and diverse membership and going through a careful process to identify those individuals who can best contribute to Biogen's continued success. As a part of that process, the Board will continue to take all reasonable steps to identify and consider for the Board all candidates, including women and minorities, who satisfy the business needs of Biogen at the time of appointment."

SOLICITATION AND VOTING OF PROXIES

     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Directors, officers and other employees of the Company may also solicit proxies by telephone, telegram, telex and personal solicitation. No additional compensation will be paid to any Director, officer or employee for such solicitation. The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. In addition, at the cost of approximately $5,000, the Company has hired D.F. King & Co., Inc. to act as its proxy solicitation agent to assist in the solicitation of proxies for the Meeting.

     Stockholders of record on April 25, 1995, will be entitled to vote at the meeting on the basis of one vote for each share held. If a stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. Unless authority to vote for any of the proposals contained herein is withheld, the shares represented by the enclosed proxy will be voted for such proposals. With respect to the proposed Plan amendments, pursuant to Rule 16b-3, abstentions are treated as votes against the proposal while broker non-votes have no effect on the vote. With respect to any other matter to be acted on at the Meeting, abstentions and broker non-votes will neither count for nor against the proposal to be voted upon. With respect to all proposals, abstentions and broker non-votes will be counted toward determination of a quorum.

INCORPORATION BY REFERENCE

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the securities laws that might incorporate future filings, including this Proxy Statement, in whole or in part, the reports of the compensation and stock option committees and the performance graph included in this Proxy Statement shall not be incorporated by reference into any such filings.

OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          Michael J. Astrue
                                          Clerk

Cambridge, Massachusetts
April 30, 1995

                                    [Map]

                              DIRECTIONS TO BIOGEN

FROM LOGAN AIRPORT & BOSTON                   FROM NORTH OR SOUTH
Take Sumner Tunnel to Expressway (Rte.        Rte. 93 to Storrow Drive. Take Storrow
  93). Go up ramp for 1/4 mile following      Drive to exit marked Kendall Square. Go
signs for Storrow Drive. Take Storrow         across Longfellow Bridge over Charles
Drive to left exit marked Kendall Square.     River and follow straight...
Go across Longfellow Bridge over Charles      FROM WALTHAM AND RTE. 2
River and follow straight. Marriott Hotel     Rte. 2 to memorial Drive eastbound. (You
will be 1 1/2 blocks down on left...          will pass Harvard University, The B.U.
FROM "T"                                      Bridge, The Mass Ave. Bridge and MIT.)
Take "T" to Kendall Square/MIT stop. Walk     After passing MIT, STAY TO THE RIGHT. Take
straight up stairs...                         left at lights (Kendall Square) onto
                                              Binney Street. Take left at 2nd light onto
                                              Third St. Proceed to end and turn right
                                              onto Broadway...

FROM LOGAN AIRPORT & BOSTON                 FROM MASS AVE.,
Take Sumner Tunnel to Expressway (Rte.      Follow Mass Ave. onto Main Street. Take
93). Go up ramp for 1/4 mile following      left onto Ames Street at Legal Seafood...
signs for Storrow Drive. Take Storrow       FROM WEST AND MASS PIKE
Drive to left exit marked Kendall Square.   Take Mass Pike to exit 18 (Cambridge/
Go across Longfellow Bridge over Charles    Allston/Brighton exit). After toll, bear
River and follow straight. Marriott Hotel   right (Cambridge/Somerville). Go straight
will be 1 1/2 blocks down on left...        across Rive Street Bridge. Turn right onto
FROM "T"                                    Memorial Drive eastbound. After passing
Take "T" to Kendall Square/MIT stop. Walk   MIT, STAY TO THE RIGHT. Take left at first
straight up stairs...                       set of lights (2nd Kendall Square sign)
                                            onto Binney Street. Take left at 2nd light
                                            onto Third Street. Proceed to end and turn
                                            right onto Broadway...


  NOTE: UPON REACHING KENDALL SQUARE, PLEASE REFER TO KENDALL SQUARE CAMBRIDGE
   CENTER DETAIL MAP FOR BIOGEN BUILDING LOCATIONS AND PARKING INSTRUCTIONS.

                              14 CAMBRIDGE CENTER
                              CAMBRIDGE, MA 02142

                            NOTICE OF ANNUAL MEETING
                              AND PROXY STATEMENT

                                  MEETING DATE
                                 JUNE 23, 1995

                                   APPENDIX


                                  BIOGEN, INC.
                      1985 NON-QUALIFIED STOCK OPTION PLAN
                (AS AMENDED THROUGH APRIL 25, 1995 AND RESTATED)


I. PURPOSE OF THE PLAN

     The Plan is intended to encourage ownership of shares of Common Stock of the Company by certain employees and Directors of the Company and its Affiliates and to provide an additional incentive to those employees and Directors to promote the success of the Company and its Affiliates.

II. DEFINITIONS

     1. "Company" means Biogen, Inc., a Massachusetts corporation.

     2. "Affiliate" means a corporation in respect of which the Company owns directly or indirectly fifty percent (50%) or more of the voting shares thereof or which is otherwise controlled by the Company.

     3. "Committee" means the Stock and Option Plan Administration Committee of the Board of Directors of the Company.

     4. "Option" means a stock option granted under this Plan.

III. SHARES SUBJECT TO THE PLAN

     The aggregate number of shares as to which Options may be granted from time to time shall be 9,227,000 of the shares of Common Stock of the Company (par value $.01); provided, however that such aggregate number shall be reduced by the number of shares which has been sold under, or may be sold pursuant to options granted from time to time under, the Company's 1982 Incentive Stock Option Plan (the "ISO Plan"), to the same extent as if such sales had been made or options granted pursuant to this Plan.

     If any option granted under this Plan or the ISO Plan ceases to be "outstanding", in whole or in part, other than by reason of the exercise of such option, the shares which were subject to such option shall be available for the granting of other Options. Any option shall be treated as "outstanding" until such option is exercised in full, terminates under the provisions of this Plan or the ISO Plan, as the case may be, or expires by reason of lapse of time.

     The aggregate number of shares as to which Options may be granted shall be subject to change only by means of an amendment adopted in accordance with
Article XI below, subject
to the provisions of Article VIII.

IV. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. The membership of the Committee shall be determined, and shall be subject to change without cause and without notice from time to time, by the Board of Directors of the Company.

     The Committee is authorized to interpret the provisions of the Plan or of any Option and to make all rules and determinations necessary or advisable for the administration of the Plan. Subject to the provisions of the Plan, Options may be granted upon such terms and conditions as the Committee may prescribe.

     This Plan is intended to comply in all respects with Rule 16b-3 or its successors promulgated under the Securities Exchange Act of 1934 ("1934 Act") with respect to participants who are subject to Section 16 of the 1934 Act, and any provision in this Plan with respect to such persons contrary to Rule 16b-3 shall be deemed null and void to the extent permissible by law and deemed appropriate by the Committee.

V. ELIGIBILITY FOR PARTICIPATION

     The Committee shall determine which employees and Directors shall be eligible to participate in the Plan. Without limiting the generality of the foregoing, Options may be awarded for reasons of performance, merit, promotion, bonus or upon new employees joining the Company or any Affiliate.

     The Committee may grant to one or more such employees or Directors one or more Options, and shall designate the number of shares to be optioned under each Option so granted; provided, however, that no Options shall be granted after December 31, 2002. In no event shall any employee be granted in any calendar year options to purchase or receive more than 600,000 shares of the Company's Common Stock pursuant to this Plan.

VI. TERMS AND CONDITIONS OF OPTIONS

     No Option issued pursuant to this Plan shall be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. Each Option shall be set forth in writing in an Option agreement, duly executed on behalf of the Company and by the person to whom such Option is granted. No Option shall be deemed to have been granted and no purported grant of any Option shall be effective until such Option shall have been approved by the Committee. The Committee may provide that Options be granted subject to such conditions as the Committee may deem appropriate, including without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. Each such Option agreement shall be subject to at least the following terms and conditions:

     A. Option Price: Except as otherwise determined by the Committee, the Option price per share for Options granted under the Plan shall be equal to the fair market value per share of Common Stock on the date of grant of the Option; provided, however, that in no event shall the Option price be less than the par value per share of Common Stock. Fair market value shall be the average of the "high" and "low" sale prices as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of grant of the Option or, if none, for the most recent trading date thirty (30) days or less prior to the date of grant of the Option on which the Common Stock was traded.

     B. Term of Option: Each Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier or later time as the Committee shall expressly resolve.

     C. Date of Exercise: The Committee may prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the attainment of stated goals.

     D. Cancellation and Repurchase Rights: The Committee may stipulate that any Option which becomes exercisable shall be subject to cancellation or that shares purchased upon the exercise of such Option shall be subject to repurchase rights in favor of the Company. In such event the Committee shall determine the date or dates, or event or events, upon which such cancellation or repurchase rights shall become effective or shall lapse, as the case may be.

     E. Medium of Payment: The Option price shall be payable upon the exercise of the Option. It shall be payable in cash, or, if permitted by the Committee, in shares or other consideration.

     F. Termination of Employment: An Option holder who ceases (for any reason other than death or total and permanent disability or termination of employment for cause) to be an employee or Director of the Company or of an Affiliate may exercise any Option granted to the extent that the right to purchase shares thereunder has accrued on the date of such termination. Such Option shall be exercisable only within three (3) months after such date of termination, or, if earlier, within the originally prescribed term of the Option, unless the Committee shall authorize a different period. Employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliate.

     An Option holder whose employment with the Company or an Affiliate is terminated by his/her employer for cause or a Director who is removed from the Board of Directors for cause shall forthwith upon such termination cease to have any right to exercise any Option. For purposes of this paragraph, "cause" shall be deemed to include dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Committee as to the existence of cause shall be conclusive.

     An Option holder to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability, or who is on a permitted leave of absence for any purpose, shall not, during the period of any such absence, be deemed by virtue of such absence alone, to have terminated his employment with the Company or with an Affiliate except as the Committee may otherwise expressly provide.

     G. Total and Permanent Disability: If an Option holder ceases to be an employee or Director of the Company or of an Affiliate by reason of total and permanent disability, as determined by the Committee, any Option held by him or her on the date of disability shall be exercisable as to all or any part of the shares subject to the Option, all of which shares shall be fully vested as of the date of such disability. A disabled Option holder may exercise such Option only within a period of one (1) year after the date as of which the Committee determines that he or she became disabled or within such different period as may be determined by the Committee, or, if earlier, within the originally prescribed term of the Option.

     H. Death: If an Option holder dies while the Option holder is an employee or Director of the Company or of an Affiliate, any Option held by him or her at the date of death shall be exercisable as to all or any part of the shares subject to the Option, all of which shares shall be fully vested as of the date of the Option holder's death. A deceased Option holder's legal representatives or one who acquires the Option by will or by the laws of descent and distribution may exercise such Option only within a period of one (1) year after the date of death or within such different period as may be determined by the Committee, or, if earlier, within the originally prescribed term of the Option.

     I. Exercise of Option and Issue of Shares: Options shall be exercised by giving written notice to the Company, addressed to the Company at the address specified in the Option agreement, with which the Option holder shall tender the Option price. Such written notice shall be signed by the person exercising the Option, shall state the number of shares with respect to which the Option is being exercised, and shall contain any warranty required by Article VII of the Plan. The issuance of the Option shares may be delayed by the Company if any law or regulation requires the Company to take any action with respect to the Option shares prior to the issuance thereof. Without limiting the generality of the foregoing, nothing contained herein shall be deemed to require the Company to issue any Option shares if prohibited by law or applicable regulation.

     The shares shall, upon issuance, be evidenced by an appropriate certificate or certificates in respect of paid-up, non-assessable shares.

     J. Assignability and Transferability of Option: By its terms, an Option granted to an Option holder shall not be transferable by him/her otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as interpreted under Rule 16b-3(a)(2), and shall be exercisable, during an Option holder's lifetime, only by the Option holder. Such Option shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of such Option or of any rights granted thereunder contrary to the provisions of this Paragraph, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

     K. Other Provisions: The Option agreements authorized under the Plan shall be subject to such other terms and conditions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

     L. Non-Employee, Non-Scientific Board Directors' Options: Each Director who is not (i) an employee of the Company or any of its Affiliates, or (ii) a member of the Scientific Board of the Company, or (iii) elected pursuant to an agreement or arrangement between shareholders of the Company or between the Company and its shareholders, upon first being appointed or elected to the Board of Directors, and upon every third anniversary thereof, shall be granted an Option to purchase 15,000 shares of Common Stock. Each such Option shall have an exercise price equal to the fair market value per share of Common Stock on the date of grant, as determined under Section VI.A. above, and a term of ten (10) years, and shall be exercisable as to one-third (1/3) of the shares subject thereto upon completion of one full year of service on the Board of Directors after the date of grant, and as to an additional one-third (1/3) upon completion of each full year of service thereafter. For any such Director serving in office on December 6, 1991, the first such Option shall be granted on the date on which the most recent Option previously granted to him, the vesting of which is contingent upon continued service on the Board of Directors, becomes fully vested, and subsequent Options under this Paragraph shall be granted on every third anniversary of such date. Notwithstanding the provision of Section XI concerning amendment of the Plan, the provisions of this Section VI.L. shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder. The grants of options under this Paragraph L are intended to be non-discretionary formula awards within the meaning of Rule 16b-3(c)(2)(ii). Paragraph F of
Article VI, which cancels the Options of any Participant determined by the Committee to have been terminated for cause, shall not apply to the awards under this Paragraph L.

     M. Tax Withholding: In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Option holder's salary in connection with the exercise of an Option, the Option holder shall advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Option holder, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Committee (and permitted by law), provided, however, that with respect to persons subject to Section 16 of the 1934 Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under Section 16 of the 1934 Act. For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section VI.A. above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Option holder may be required to advance the difference in cash to the Company or the Affiliate employer.

     N. Reload Options: The Committee may authorize reload options ("Reload Options") to purchase for cash or shares a number of shares of Common Stock. The number of Reload Options shall equal (i) the number of shares of Common Stock used to exercise the underlying

Options and (ii) to the extent authorized by the Committee, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying Options. The grant of a Reload Option will become effective upon the exercise of underlying Options through the use of shares of Common Stock held by the optionee for at least 6 months. Reload Options must be evidenced in Option agreements or amendments to those agreements. The Option price per share of Common Stock deliverable upon the exercise of a Reload Option shall be the fair market value of a share of Common Stock on the date the grant of the Reload Option becomes effective. The term of each Reload Option shall be equal to the remaining option term of the underlying Option. No additional Reload Options shall be granted to Option holders when Options and/or Reload Options are exercised pursuant to the terms of this Plan following termination of the Option holder's employment or on account of death or total and permanent disability. All other provisions of this Plan with respect to Options shall apply equally to Reload Options.

     O. Rights as a Shareholder: No Option holder shall have rights as a shareholder with respect to any shares covered by such Option except as to such shares as have been registered in the Company's share register in the name of such person upon the due exercise of the Option.

VII. PURCHASE FOR INVESTMENT

     If and to the extent that the issuance of shares pursuant to the exercise of Options is deemed by the Company to be subject to the United States Securities Act of 1933, as now in force or hereafter amended ("1933 Act"), or to the securities law of any other jurisdiction, the Company shall be under no obligation to issue shares covered by such exercise unless the person or persons who exercises or who exercise such Option shall make such warranty or take such action as may be required by any applicable securities law of any applicable jurisdiction and shall, in the case of the applicability of the 1933 Act, in the absence of an effective registration under such Act with respect to such shares, warrant to the Company, at the time of such exercise, that such person is or that they are acquiring the shares to be issued to such person or to them, pursuant to such exercise of the Option, for investment and not with a view to, or for sale in connection with, the distribution of any such shares; and in such events the person or persons acquiring such shares shall be bound by the provisions of a legend endorsed upon any share certificates expressing the requirements of any applicable non-United States securities law, or, in cases deemed governed by the 1933 Act, substantially the following legend, which shall be endorsed upon the certificate or certificates evidencing the shares issued by the Company pursuant to such exercise:

          "The shares have not been registered under the securities laws of any country, including the United States Securities Act of 1933, as amended, and the Company may refuse to permit the sale or transfer of all or any of the shares until (1) the Company has received an opinion of Counsel satisfactory to the Company that any such transfer is exempt from registration under all applicable securities laws or (2) in the case of sales or transfers to which the United States Securities Act of 1933 is applicable, unless a registration statement with respect to such shares shall be effective under such Act, as amended."

     Without limiting the generality of the foregoing, the Company may delay issuance of the shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

VIII. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event that the outstanding Common Stock, $.01 par value, of the Company is changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or the like, appropriate adjustment shall be made in the number and kind of shares for the purchase of which Options may be granted under the Plan, including Options to be granted pursuant to Article VI L hereof, and, in addition, appropriate adjustment shall be made in the number and kind of shares and in the Option price per share subject to outstanding Options so that each Option holder shall be in a position equivalent to the position the Option holder would have been in had the Option holder exercised the Options immediately prior to the applicable event.

IX. DISSOLUTION OR LIQUIDATION OF THE COMPANY

     Upon the dissolution or liquidation of the Company other than in connection with transactions to which the preceding Article VIII is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights hereunder of an Option holder or one who acquired an Option by will or by the laws of descent and distribution have not otherwise terminated and expired, the Option holder or such person shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder to the extent that the right to purchase shares thereunder has accrued as of the date of exercise immediately prior to such dissolution or liquidation.

X. TERMINATION OF THE PLAN

     Unless the Committee shall decide to reduce or, subject to shareholder approval, if required under Article XI, to extend the duration of the Plan, the Plan shall terminate on December 31, 2002. Termination of the Plan shall not affect any Options granted or any Option agreements executed prior to the effective date of termination.

XI. AMENDMENT OF THE PLAN

     The Plan may be amended by the Committee or the Board of Directors of the Company provided, however, that if the scope of any amendment is such as to require shareholder approval in order to comply with Rule 16b-3 under the 1934 Act such amendment shall require approval by the shareholders. Any amendment shall not affect any Options theretofore granted and any Option agreements theretofore executed by the Company and any Option holder unless such amendment shall expressly so provide. No amendment shall adversely affect any Option holder with respect to an outstanding Option without the written consent of such Option holder. With the consent of the Option holder affected, the Committee may amend any outstanding Option agreement in a manner not inconsistent with the Plan, including, without limitation, to accelerate the date of exercise of any installment of any Option.

XII. EMPLOYMENT RELATIONSHIP

     Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of any employee, nor to prevent any employee from terminating his/her employment with the Company or an Affiliate.

XIII. EFFECTIVE DATE

     This Plan first became effective on January 2, 1985.

                                  BIOGEN, INC.
                        1982 INCENTIVE STOCK OPTION PLAN
                (AS AMENDED THROUGH APRIL 25, 1995 AND RESTATED)

 I. DEFINITIONS AND PURPOSE

     A. Definitions: References in this document to the "Company" are to Biogen, Inc., a Massachusetts corporation; reference to the "Plan" are to the Biogen, Inc. 1982 Incentive Stock Option Plan; references to the "Code" are to the United States Internal Revenue Code of 1986, as amended. Unless otherwise specified or unless the context otherwise requires, the following terms, as used in the Plan, have the following meanings:

     1. "Affiliate" means a corporation which, for purposes of Section 422 of the Code, is a parent or subsidiary of the Company, direct or indirect.

     2. "Disability" means permanent and total disability as defined in Section 105(d)(4) of the Code.

     3. "Key Employee" means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer of the Company or of an Affiliate), designated by the Committee to be eligible to be granted one or more Options under the Plan.

     4. "Option" means a right or option granted under the Plan.

     5. "Participant" means a Key Employee to whom one or more Options are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

     6. "Participant's Survivors" means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution.

     7. "Shares" mean those shares of the Common Stock, $.01 par value, of the Company as to which Options have been or may be granted under the Plan.

     B. Purposes Of The Plan: The Plan is intended to encourage ownership of the Shares of the Company by Key Employees in order to attract such Key Employees, to induce such Key Employees to remain in the employ of the Company or of an Affiliate and to provide additional incentive for such Key Employees to promote the success of the Company or its Affiliates. It is further intended that Options issued pursuant to the Plan shall be eligible to constitute "incentive stock options" within the meaning of Section 422 of the Code.

II. SHARES SUBJECT TO THE PLAN

     The aggregate number of Shares as to which Options may be granted from time to time shall be 9,227,000; provided, however that such aggregate number shall be reduced by the number of shares which have been sold under, or may be sold pursuant to options granted from time to time under the Company's 1985 Non-Qualified Stock Option Plan (the "1985 Plan"), to the same extent as if such sales had been made or options granted pursuant to this Plan.

     If any option granted under this Plan or the 1985 Plan ceases to be "outstanding", in whole or in part, other than by reason of the exercise of such option, the shares which were subject to such option shall be available for the granting of other Options. Any option shall be treated as "outstanding" until such option is exercised in full, terminates under the provisions of this Plan or the 1985 Plan, as the case may be, or expires by reason of lapse of time.

     The aggregate number of Shares as to which Options may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the Shareholders of the Company within one year before or after the date of the adoption of any such amendment, subject to the provisions of Article VII.

III. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Stock and Option Plan Administration Committee of the Company (the "Committee"). The membership of the Committee shall be determined and shall be subject to change without cause and without notice from time to time, by the Company.


     The Committee is authorized to interpret the provisions of the Plan or of any Option and to make all rules and determinations necessary or advisable for the administration of the Plan. It may from time to time determine which employees of the Company or of any Affiliate shall be designated as Key Employees and which of the Key Employees shall be granted Options and, subject to the other provisions of the Plan, the number of Shares for which an Option or Options shall be granted. Subject to the provisions of the Plan, Options may be granted upon such terms and conditions as the Committee may prescribe; provided, however, that such terms and conditions shall be prescribed in the context of preserving, to the extent reasonably possible, the United States tax status of the Options as incentive stock options.

     This Plan is intended to comply in all respects with Rule 16b-3 or its successors promulgated under the Securities Exchange Act of 1934 ("1934 Act") with respect to participants who are subject to Section 16 of the 1934 Act,and any provision in this Plan with respect to such persons contrary to Rule 16b-3 shall be deemed null and void to the extent permissible by law and deemed appropriate by the Committee.

IV. ELIGIBILITY FOR PARTICIPATION

     Each Participant must be a Key Employee of the Company or of an Affiliate at the time an Option is granted.

     The Committee may grant to one or more Key Employees one or more Options, and shall designate the number of Shares to be optioned under each Option so granted; provided, however, that no Options shall be granted after December 31, 2002, and provided further, that the fair market value (determined as of the date the Options are granted) of the Shares as to which incentive stock options granted on or after January 1, 1987 by the Company or its Affiliates to any individual employee under the Plan and/or under any other incentive stock option plans are exercisable for the first time in any one calendar year shall not exceed $100,000.

     Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Option to a person not then in the employ of the Company or of an Affiliate, conditioned upon such person becoming eligible to be a Participant at or prior to the execution of the Option agreement evidencing such Option.

     In no event shall any employee be granted in any calendar year options to purchase or receive more than 600,000 shares of the Company's Common Stock pursuant to this Plan.


V. TERMS AND CONDITIONS

     Each Option shall be set forth in writing in an Option agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. No Option shall be deemed to have been granted and no purported grant of any Option shall be effective, until such Option shall have been approved by the Committee. The Committee may provide that Options be granted subject to such conditions as the Committee may deem appropriate, including without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. Each such Option agreement shall be subject to at least the following terms and conditions:

     A. Option Price: If, including for this purpose the Shares which are the subject of Options previously granted and outstanding or proposed to be granted hereunder, the optionee owns 10% or less of the total combined voting power of all classes of share capital of the Company, the Option price (per share) of the Shares covered by each Option granted hereunder shall be not less than the fair market value (per share) of the Shares on the date of the grant of the Option; provided, however, that in no event shall the Option price be less than the par value per share of Common Stock. In all other cases, the Option price shall be not less than 110% of the said fair market value. For purposes hereof, the fair market value shall be the average between the high and low sale prices, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of the grant of the Option or, if none, for the most recent trading date thirty (30)days or less prior to the date of the grant of the Option on which the Common Stock was traded. If the fair market value cannot be determined under the preceding sentence, it shall be determined in good faith by the Committee.

     B. Number of Shares: Each Option shall state the number of Shares to which it pertains.

     C. Term of Option: Each Option shall terminate at such date as the Committee, at the time it authorizes the grant of the Option, shall determine, and shall be subject to earlier termination as herein provided, except that if the option price is required under Paragraph A of this Article V to be at least 110% fair market value, each such Option shall terminate not more than five (5) years from the date of the grant hereof; and provided that in no case may the term of any Option exceed ten (10) years.

     D. Date of Exercise: The Committee may prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the attainment of stated goals. The Committee may stipulate that any Option which becomes exercisable shall be subject to cancellation or that Shares purchased upon the exercise of such Option shall be subject to repurchase rights in favor of the Company. In such event, the Committee shall determine the date or dates, or event or events, upon which such cancellation or repurchase rights shall become effective or shall lapse, as the case maybe.

     E. Medium of Payment: The option price shall be payable upon the exercise of the Option. It shall be payable in cash, or, if permitted by the Committee and by Section 422 of the Code, in shares or other consideration.

     F. Prior Options: By its terms, each Option granted prior to January 1, 1987 under the Plan to a Participant, shall not be exercisable while there is"outstanding" any other incentive stock option (as defined in the predecessor to Section 422 of the Code), which was granted before the grant of such Option, to such Participant to purchase Shares in the Company or in an Affiliate or in a predecessor of the Company or of an Affiliate.

     G. Termination of Employment: A Participant who ceases (for any reason other than death or disability or termination by the Participant's employer for cause) to be an employee of the Company or of an Affiliate, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has accrued on the date of such termination of employment, but only within three (3) months, or such shorter period as may be determined by the Committee, after such date, or, if earlier, within the originally prescribed term of the Option. A Participant's employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliate.

     A Participant whose employment is terminated by the Participant's employer for cause shall forthwith upon such termination cease to have any right to exercise any Option. For purposes of this paragraph, "cause" shall be deemed to include dishonesty with respect to the employer, insubordination,substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Committee as to the existence of cause shall be conclusive on the Participant and Company.


     A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability, or who is on leave of absence for any purpose permitted by any authoritative interpretation of Section 422, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his employment with the Company or with an Affiliate, except as the Committee may otherwise expressly provide.

     H. Disability: If a Participant ceases to be an employee of the Company or of an Affiliate by reason of Disability, any Option held by him or her on the date of Disability shall be exercisable as to all or any part of the Shares subject to the Option, all of which shares shall be fully vested as of the date of such Disability. A Disabled Participant may exercise such Option only within a period of one (1) year after the date as of which the Committee determines that he or she became Disabled, or, if earlier, within the originally prescribed term of the Option.

     I. Death: If a Participant dies while the Participant is an employee of the Company or of an Affiliate, any Option held by him or her at the date of death shall be exercisable as to all or any part of the Shares subject to the Option, all of which shares shall be fully vested as of the date of the Participant's death. A deceased Participant's Survivors may exercise such Option only within a period of one (1) year after the date of death, or, if earlier, within the originally prescribed term of the Option.

     J. Exercise of Option and Issue of Shares: Options shall be exercised by giving written notice to the Company, addressed to the Company at the address specified in the Option agreement, with which the Participant shall tender the Option price. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, and shall contain any warranty required by Article VI. The issuance of the Shares may be delayed by the Company if any law or regulation requires the Company to take any action with respect to the shares prior to the issuance thereof. Without limiting the generality of the foregoing, nothing contained herein shall be deemed to require the Company to issue any Shares if prohibited by law or applicable regulation.

     The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates in respect of paid-up, non-assessable Shares.

     K. Rights as a Shareholder: No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option except as to such Shares as have been registered in the Company's share register in the name of such Participant upon the due exercise of the Option.

     L. Assignability and Transferability of Options: By its terms, an Option granted to a Participant shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by such Participant. Such Option shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph L, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

     M. Tax Withholding: In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Option holder's salary in connection with the exercise of an Option, the Option holder shall advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Option holder, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Committee (and permitted by law), provided, however, that with respect to persons subject to Section 16 of the 1934 Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under Section 16 of the 1934 Act. For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section V.A. above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Option holder may be required to advance the difference in cash to the Company or the Affiliate employer.

     N. Reload Options: Concurrently with the award of Options under the Plan, the Committee may authorize reload options ("Reload Options") to purchase for cash or shares a number of shares of Common Stock. The number of Reload Options shall equal (i) the number of shares of Common Stock used to exercise the underlying Options and (ii) to the extent authorized by the Committee, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying Options. The grant of a Reload Option will become effective upon the exercise of underlying Options or Reload Options through the use of shares of Common Stock held by the optionee for at least 6 months. Reload Options must be evidenced in Option agreements.The Option price per share of Common Stock deliverable upon the exercise of a Reload Option shall be determined in accordance with Paragraph V.A. hereof on the date the grant of the Reload Option becomes effective. The term of each Reload Option shall be equal to the remaining option term of the underlying Option. No additional Reload Options shall be granted to Option holders when Options and/or Reload Options are exercised pursuant to the terms of this Plan following termination of the Option holder's employment or on account of death or total and permanent disability. All other provisions of this Plan with respect to Options shall apply equally to Reload Options.

     O.   Other provisions:   The Option agreements authorized under the Plan
shall be subject to such other terms and conditions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable. Any such Option agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option can be an "incentive stock option" within the meaning of the Section 442 of the Code.

VI.  PURCHASE FOR INVESTMENT

     If, and to the extent that, the issuance of Shares pursuant to the exercise of Options is deemed by the Company to be subject to the United States Securities Act of 1933, as now in force or hereafter amended, ("1993 Act"), or to the securities laws of any other jurisdiction, the Company shall be under no obligation to issue the Shares covered by such exercise unless the person or persons who exercises or who exercise such Option shall make such warranty as may be required by any applicable securities law of any applicable jurisdiction and shall, in the case of the applicability of the 1933 Act, in the absence of an effective registration under such Act with respect to such Shares, warrant to the Company, at the time of such exercise, that such person is or that they are acquiring the Shares to be issued to such person or to them, pursuant to such exercise of the Option, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and in such events the person or persons acquiring such Shares shall be bound by the provisions of a legend endorsed upon any share certificates expressing the requirements of any applicable non-United States securities law, or, in cases deemed governed by the 1933 Act substantially the following legend, which shall be endorsed upon the certificate or certificates evidencing the Shares issued by the Company pursuant to such exercise:

          "The shares have not been registered under the securities laws of any country including the United States Securities Act of 1933, as amended, and the Company may refuse to permit the sale or transfer of all or any of the shares until (1) the Company has received an opinion of Counsel satisfactory to the Company that any such transfer is exempt from registration under all applicable securities laws or
          (2) in the case of sales or transfer to which the United States Securities Act of 1933 is applicable, unless a registration statement with respect to such shares shall be effective under such Act, as amended."

     Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

VII. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event that the outstanding Common Stock, $.01 par value, of the Company is changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or the like, appropriate adjustment shall be made in the number and kind of Shares for the purchase of which Options may be granted under the Plan, and, in addition, appropriate adjustment shall be made in the number and kind of Shares and in the Option price per share subject to outstanding Options so that each Option holder shall be in a position equivalent to the position the Option holder would have been in had the Option holder exercised the Options immediately prior to the applicable event. No such adjustment shall be made which shall, within the meaning of Section 424 of the Code, constitute such a modification, extension or renewal of any Option as to cause it to be considered as the grant of a new Option.

VIII.     DISSOLUTION OR LIQUIDATION OF THE COMPANY

     Upon the dissolution or liquidation of the company other than in connection with a transaction to which the preceding Article VII is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant or the Participant's Survivors hereunder have not otherwise terminated and expired, the Participant or the Participant's Survivors shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder to the extent that the right to purchase Shares thereunder has accrued as of the date of exercise immediately prior to such dissolution or liquidation.

IX.  TERMINATION OF THE PLAN

     The Plan shall terminate on December 31, 2002. The Plan may be terminated at an earlier date by vote of the Shareholders; provided, however, that expiration or any such earlier termination shall not affect any Option granted or Option agreements executed prior to expiration or the effective date of such termination.

X.   AMENDMENT OF THE PLAN

     The Plan may be amended by action of the Committee or the Board of Directors of the Company; provided, however, that if the scope of any amendment is such as to require shareholder approval in order to preserve incentive stock option treatment, then such amendments shall also require approval, within one
(1) year before or after the adoption thereof, by the shareholders, and provided further that if the scope of any amendment is such as to require shareholder approval in order to comply with Rule 16b-3 under the 1934 Act, then such amendment shall also require approval by the shareholders. Any amendment shall not affect any Options theretofore granted and any Option agreements theretofore executed by the Company and a Participant, unless such amendment shall expressly so provide. No amendment shall adversely affect any Participant with respect to an outstanding Option without the written consent of such Participant. With the consent of the Option holder affected, the Committee may amend any outstanding Option agreement in a manner not inconsistent with the plan, including, without limitation, to accelerate the date of exercise of any installment of any Option.

XI.  EMPLOYMENT RELATIONSHIP

     Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant's employment with the Company or an Affiliate.

XII. EFFECTIVE DATE

     This Plan first became effective as of January 8, 1982, subject to the approval, within one (1) year after such adoption, of the shareholders of the Company.

[COOK]STOCK\i982iso.pln

                                 BIOGEN, INC.
          PROXY SOLICITED BY THE BOARD OF DIRECTORS OF BIOGEN, INC.
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JUNE 23, 1995

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 30, 1995, and does hereby appoint James L. Vincent and Michael J. Astrue, and each of them, proxies of the undersigned with all the powers the undersigned would possess if personally present and with full power of substitution in each of them, to appear and vote all shares of Common Stock of Biogen, Inc., a Massachusetts corporation, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of Biogen, Inc., located at 12 Cambridge Center, Cambridge, Massachusetts on Friday, June 23, 1995 at 10:00 a.m. and at any adjournment thereof.

The shares represented hereby will be voted as directed herein. IN EACH CASE IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NAMED NOMINEES AS A DIRECTOR AND FOR PROPOSALS 2 AND 3. AS TO ANY OTHER MATTER, SAID PROXY HOLDERS WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting.

- --------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
                                  ENVELOPE.
- --------------------------------------------------------------------------------
Please sign this proxy exactly as your name appears on the reverse side. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
- --------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

- ------------------------------------       ------------------------------------

- ------------------------------------       ------------------------------------

- ------------------------------------       ------------------------------------

/ X / PLEASE MARK VOTES
      AS IN THIS EXAMPLE



                                 BIOGEN, INC.


                             RECORD DATE SHARES:



                                                    ---------------------------
Please be sure to sign and date this Proxy.             Date
- --------------------------------------------------------------------------------



- --------------------------------------------------------------------------------
        Stockholder sign here           Co-owner sign here


                                                          With-     For All
                                                For       hold       Except
1.) ELECTION OF DIRECTORS.                     /   /      /   /      /   /

NOMINEES: Alan Belzer, Kenneth Murray and James W. Stevens for a three year term ending at the Annual Meeting of Stockholders in 1998 and until their successors are duly elected and qualified or their earlier resignation or removal.

               ALAN BELZER, KENNETH MURRAY AND JAMES W. STEVENS

If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominees.


                                                FOR      AGAINST    ABSTAIN
2.) To ratify the selection by the Company's   /   /      /   /      /   /
    Board of Directors of Price Waterhouse
    LLP as the Company's independent
    accountants for the fiscal year ending
    December, 31, 1995.



                                                FOR      AGAINST    ABSTAIN
3.) To approve an increase of 2,000,000 in     /   /      /   /      /   /
    the aggregate number of shares available for the grant of options under the 1985
    Non-Qualified Stock Option Plan and the 1982 Incentive Stock Option Plan (the "Plans") and amendments to the Plans to limit to 600,000 the number of shares with respect to which options may be granted under each Plan to any person in any year.

    Mark box at right if comments or address change have        /  /
    been noted on the reverse side of the card.

- --------------------------------------------------------------------------------

DETACH CARD

                                 BIOGEN, INC.

        Dear Stockholder:

        Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

        Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

        Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

        Your vote must be received prior to the Annual Meeting of Stockholders, June 23, 1995.

        Thank you in advance for your prompt consideration of these matters.

        Sincerely,


        Biogen, Inc.